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                                                                      EXHIBIT 5

                 [Letterhead of Sonnenschein Nath & Rosenthal]

                                          August 7, 2000


Robotic Vision Systems, Inc.
5 Shawmut Road
Canton, Massachusetts 02021

                  Re:      Registration Statement on Form S-3
                           Under the Securities Act of 1933

Ladies and Gentlemen:

     We have acted as counsel to Robotic Vision Systems, Inc., a Delaware corporation (the "Company") in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering 18,000 shares of Common Stock, $.01 par value, of the Company (the "Common Stock") issuable upon the exercise of certain common stock purchase warrants ("Warrants") held of record by the person identified in the Registration Statement as the Selling Stockholder.

     In that connection, we have examined the Restated Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the authenticity of all instruments presented to us as originals, the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion that the Common Stock has been validly authorized and, as and when paid for and issued pursuant to the terms of the Warrants, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                                              Very truly yours,

                                              SONNENSCHEIN NATH & ROSENTHAL


                                              By:    /s/Ira Roxland
                                                  --------------------------
                                                    A Member of the Firm